American High-Income Trust
September 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$646,769
Class B	$209
Class C	$38,224
Class T*	$-
Class F-1	$34,711
Class F-2	$69,836
Class F-3	$8,168
Total	$797,917
Class 529-A	$17,301
Class 529-B	$11
Class 529-C	$4,767
Class 529-E	$918
Class 529-T*	$-
Class 529-F-1	$1,461
Class R-1	$690
Class R-2	$8,235
Class R-2E	$228
Class R-3	$9,997
Class R-4	$8,677
Class R-5	$4,609
Class R-5E	$1
Class R-6	$83,288
Total	$140,183
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.5687
Class B	$0.2975
Class C	$0.4862
Class T	$0.2843
Class F-1	$0.5644
Class F-2	$0.5928
Class F-3	$0.4054
Class 529-A	$0.5614
Class 529-B	$0.2967
Class 529-C	$0.4816
Class 529-E	$0.5402
Class 529-T	$0.2810
Class 529-F-1	$0.5842
Class R-1	$0.4875
Class R-2	$0.4884
Class R-2E	$0.5195
Class R-3	$0.5367
Class R-4	$0.5682
Class R-5E	$0.5959
Class R-5	$0.5987
Class R-6	$0.6039
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,112,904
Class B	-
Class C	72,532
Class T	1
Class F-1	58,331
Class F-2	105,196
Class F-3	33,737
Total	1,382,701
Class 529-A	30,503
Class 529-B	-
Class 529-C	9,522
Class 529-E	1,659
Class 529-T	1
Class 529-F-1	2,635
Class R-1	1,163
Class R-2	15,805
Class R-2E	537
Class R-3	18,111
Class R-4	15,124
Class R-5	7,860
Class R-5E	2
Class R-6	169,432
Total	272,354
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.48
Class B	$-
Class C	$10.48
Class T	$10.48
Class F-1	$10.48
Class F-2	$10.48
Class F-3	$10.48
Class 529-A	$10.48
Class 529-B	$-
Class 529-C	$10.48
Class 529-E	$10.48
Class 529-T	$10.48
Class 529-F-1	$10.48
Class R-1	$10.48
Class R-2	$10.48
Class R-2E	$10.48
Class R-3	$10.48
Class R-4	$10.48
Class R-5E	$10.48
Class R-5	$10.48
Class R-6	$10.48
* Amount less than one thousand